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                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                  617 951-8000
                                Fax 617-951-8736


                               January 17, 2001



     As special Massachusetts counsel for Nuveen North Carolina Dividend Advantage Municipal Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on December 19, 2000.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,


                                       BINGHAM DANA LLP